SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2011

CURTISS WRIGHT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-134	13-0612970
State or Other Jurisdiction of Incorporation or Organization	Commission File Number	IRS Employer Identification No.

10 Waterview Boulevard Parsippany, New Jersey	07054
Address of Principal Executive Offices	Zip Code

Registrant's telephone number, including area code: (973) 541-3700
--------------
Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

Curtiss-Wright Corporation will deliver an investor and securities analyst presentation during the Company's webcast conference call held on Tuesday, February 15, 2011 at 10:00 am EST for management to discuss the Company's 2010 fourth quarter and full-year performance as well as expectations for 2011 financial performance.  Martin R. Benante, Chairman and CEO, and Glenn E. Tynan, CFO, will host the call that will include the slides filed as Exhibit 99.1.

Access to the webcast, the financial press release, and the presentation will be posted on Curtiss-Wright's website at www.curtisswright.com. A webcast replay will be available for 90 days on the Company's website beginning one hour after the call takes place. A conference call replay will also be available for 30 days.

Access Conference Call Replay:

Domestic (800) 642-1687
International (706) 645-9291
Passcode: 37615202

This information is not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing made pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. The furnishing of these slides is not intended to constitute a representation that such information is required by Regulation FD or that the materials they contain include material information that is not otherwise publicly available.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Not applicable.

         (b)  Not applicable.

         (c)  Exhibits.

99.1	Presentation shown during investor and securities analyst webcast on February 15, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CURTISS WRIGHT CORPORATION

By: /s/ Glenn E. Tynan
  Glenn E. Tynan
  Vice-President and
  Chief Financial Officer

Date:  February 15, 2011

EXHIBIT INDEX

Exhibit Number	Description
99.1	Presentation shown during investor and securities analyst webcast on February 15, 2011.